UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 4, 2010

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of stockholders of the Company was held on June 4, 2010.

(b)
The stockholders elected all of the Company’s nominees for director, approved and ratified the appointment of GPKM, LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2010 and approved the Amended and Restated 2007 Nonstatutory Stock Option Plan to increase the number of shares authorized for options under Plan.

A.	Election of Directors:

	Shares For	Shares Against	Shares Abstain
Guohua Ku	27,244,898	206	0
Lanwei Li	27,244,898	206	0
Nicholas Shao	27,244,898	206	0
Robert Chanson	27,244,880	224	0
Timothy Driscoll	27,244,898	206	0
Julian Ha	27,244,898	206	0
Sean Shao	27,244,898	206	0

B.	Approval and Ratification of GPKM LLP:

For	27,244,575
Against	21
Abstain	508

C.	Approval of the Amended and Restated 2007 Nonstatutory Stock Option Plan:

For	27,162,413
Against	288
Abstain	82,403

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: June 9, 2010	/s/ Xinyu Peng
Xinyu Peng, Chief Financial Officer